UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2017

ENVIRO VORAXIAL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
Idaho	000-30454	83-0266517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 N.W. 57th Place, Fort Lauderdale, Florida 33309
(Address of Principal Executive Office) (Zip Code)

(954) 958-9968
(Registrant's telephone number, including area code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 31, 2017, Enviro Voraxial Technology, Inc. (the "Company") held a special meeting of shareholders where three proposals were voted upon and approved. The proposals are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 3, 2017. Of the 33,514,497 shares of common stock outstanding and entitled to vote at the special meeting, 21,354,543 shares (or 63.7%), constituting a quorum, were represented in person or by proxy at the special meeting.  The final vote on the proposals was recorded as follows:

Proposal 1.  To amend the Company's Articles of Incorporation, as amended, to change the Company's name to Enviro Technologies, Inc.

For	Against	Abstain	Broker Non-Votes
21,293,043	52,000	9,500	0

Proposal 2.  To amend the Company's Articles of Incorporation, as amended, authorizing an increase of the number of authorized shares of common stock from 42,750,000 shares to 250,000,000 shares.

For	Against	Abstain	Broker Non-Votes
20,582,243	705,440	66,860	0

Proposal 3.  To approve the Company's Technology Purchase Agreement, dated March 13, 2017, by and among the Company and Florida Precision Aerospace, Inc., as Sellers, and, Schlumberger Technology Corporation, a Texas corporation, Schlumberger Canada Limited, a Canadian entity, and Schlumberger B.V., an entity organized under the laws of the Netherlands.

For	Against	Abstain	Broker Non-Votes
21,323,033	27,000	4,510	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRO VORAXIAL TECHNOLOGY, INC.

Date: May 31, 2017	/s/ John DiBella
John DiBella
Chief Executive Officer